SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2003

(February 25, 2003)

AMBAC FINANCIAL GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-10777	13-3621676
(State of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One State Street Plaza	10004
New York, New York	(Zip code)
(Address of principal executive offices)

(212) 668-0340

(Registrant’s telephone number, including area code)

Page 1 of 4 Pages

Index to Exhibits on Page 4

1

Item 5. Other Events

On February 28, 2003, Ambac Financial Group, Inc. (the “Registrant”) issued $200 million of 5.95% Debentures due February 28, 2103. Exhibits 1.1 and 1.2 are copies of the Underwriting Agreement and Terms Agreement entered into by the Registrant, each on February 25, 2003.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits.

Exhibit Number	Item
1.1	Underwriting Agreement, dated February 25, 2003, among the Registrant and the Underwriters listed therein.
1.2	Terms Agreement, dated February 25, 2003, among the Registrant and the Underwriters listed therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ambac Financial Group, Inc. (Registrant)

Dated: March 4, 2003

By:	/s/Thomas J. Gandolfo
Thomas J. Gandolfo Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
1.1	Underwriting Agreement, dated February 25, 2003, among the Registrant and the Underwriters listed therein.
1.2	Terms Agreement, dated February 25, 2003, among the Registrant and the Underwriters listed therein.